UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2017

Commission file number 000-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Lien Term Loan Facility

On August 29, 2017, DXP Enterprises, Inc. (the “Company”) entered into a Term Loan and Security Agreement (the “Term Loan Agreement”) by and among the Company, the other persons party thereto from time to time as guarantors, the financial institutions party thereto from time to time as lenders and Goldman Sachs Bank USA, as administrative agent for the lenders and as collateral agent for the secured parties. The Term Loan Agreement provides for a $250.0 million term loan (the “Term Loan Facility”) to (i) repay the indebtedness outstanding under the Amended and Restated Credit Agreement, dated as of January 2, 2014, by and among, including others, the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto and (ii) for other general corporate purposes of the Company and its subsidiaries.

Subject to the conditions set forth in the Term Loan Agreement, the Term Loan Facility may be increased by incremental term loans in an aggregate amount not to exceed (i) $30.0 million, in minimum increments of $10.0 million, plus (ii) secured and unsecured amounts if certain financial tests are met. The full terms of any incremental loans, including weighted average time to maturity, will be set forth in a joinder agreement to be completed at the time of borrowing.

The Term Loan Facility will mature on August 29, 2023 and is subject to quarterly amortization equal to 0.25% of the initial principal amount thereof, and with respect to any incremental term loans, as provided in their respective joinder agreements. Interest shall accrue on outstanding borrowings under the Term Loan Agreement at a rate equal to LIBOR (with a floor of 1.00%) plus 5.50%, or base rate plus 4.50%, and interest accruing at the LIBOR rate is payable at the end of the applicable interest rate period (but at least, each three months), and interest accruing at the base rate is payable on the last business day of each calendar quarter.

The Term Loan Facility is guaranteed by each of the Company’s direct and indirect material wholly owned subsidiaries, other than any of the Company’s Canadian subsidiaries and certain other excluded subsidiaries (the “Guarantors”). The Term Loan Facility is secured by substantially all of the assets of the Company, and the Guarantors; provided, that the Term Loan Facility is not secured by any liens on more than 65% of the voting stock of the Company’s non-U.S. subsidiaries or assets of the non-U.S. subsidiaries. The Term Loan Agreement contains representations and warranties and affirmative and negative covenants that are usual and customary, including representations, warranties and covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur additional debt, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales, pay dividends, and make distributions. The Term Loan Agreement contains a financial covenant restricting the Company from allowing its ratio of consolidated borrowed money secured debt to consolidated EBITDA for any trailing four-fiscal quarter period to exceed certain levels set forth in the Term Loan Agreement. Obligations under the Term Loan Agreement may be accelerated upon certain customary events of default (subject to notice and race periods, as appropriate), including among others: nonpayment of principal, interest or fees; breach of the affirmative or negative covenants; breach of the representations or warranties in any material respect; event of default under, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; invalidity or unenforceability of any security documentation associated with the Term Loan Facility; and a change of control of the Company. Subject to a six-month no call period, the term loans may be voluntarily prepaid without penalty or premium. The term loans are subject to mandatory prepayments for assets sales, insurance and condemnation events, incurrence of certain debt and a percentage of excess cash flow, subject to a reduction of the percentage upon meeting certain financial tests. Mandatory prepayments are subject to customary threshold and re-investment of proceeds requirements.

ABL Facility

Also, on August 29, 2017, the Company entered into a Loan and Security Agreement (the “ABL Credit Agreement”) by and among the Company, certain of the Company’s US subsidiaries, as borrowers (together with the Company, the “US Borrowers”), certain of the Company’s Canadian subsidiaries, as borrowers (the “Canadian Borrowers”, and together with the US Borrowers, the “Borrowers”), the lenders party thereto and Bank of America, N.A., as agent. The ABL Credit Agreement provides for asset-based revolving loans (the “ABL Loans”) in an aggregate principal amount of up to $85.0 million, with up to $75.0 million to be made available to the US Borrowers (the “US ABL Facility”) and up to $10.0 million to be made available to the Canadian Borrowers (the “Canadian ABL Facility” and together with the US ABL Facility, the “ABL Facility”).

Subject to the conditions set forth in the ABL Credit Agreement, the ABL Facility may be increased by up to an aggregate of $50.0 million, in minimum increments of $10.0 million.

The ABL Facility will mature on August 29, 2022. Interest shall accrue on outstanding borrowings at a rate equal to LIBOR or CDOR plus a margin ranging from 1.25% to 1.75% per annum, or at an alternate base rate, Canadian prime rate or Canadian base rate plus a margin ranging from 0.25% to 0.75% per annum, in each case, based upon the average daily excess availability under the ABL Facility for the most recently completed calendar quarter. Fees ranging from 0.25% to 0.375% per annum will be payable on the portion of the US ABL Facility not in use at any given time, and fees ranging from 0.25% to 0.375% per annum will be payable on the portion of the Canadian ABL Facility not in use at any given time.

The obligations of the Borrowers under the ABL Facility are guaranteed by the Company and its direct and indirect material wholly-owned subsidiaries other than certain excluded subsidiaries; provided that the obligations of the US Borrowers will not be guaranteed by any of the Company’s Canadian subsidiaries. The ABL Facility is secured by substantially all of the assets of the Borrowers; provided that the obligations of the US Borrowers will not be secured by any liens on more than 65% of the voting stock of the Company’s non-U.S. subsidiaries or assets of the non-U.S. subsidiaries.

The ABL Credit Agreement contains representations and warranties and affirmative and negative covenants that are usual and customary, including representations, warranties and covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur additional debt, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales, pay dividends, and make distributions. The ABL Credit Agreement contains a financial covenant restricting the Company from allowing its fixed charge coverage ratio be less than 1.00:1.00 during a compliance period, which is triggered when the availability under ABL Facility falls below a threshold set forth in the ABL Credit Agreement. Obligations under the ABL Credit Agreement may be accelerated upon certain customary events of default (subject to grace periods, as appropriate), including among others: nonpayment of principal, interest or fees; breach of the affirmative or negative covenants; breach of the representations or warranties in any material respect; event of default under, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; invalidity or unenforceability of any security documentation associated with the ABL Facility; and a change of control of the Company.

The foregoing descriptions of the Term Loan Agreement, the Term Loan Facility, the ABL Credit Agreement and the ABL Facility do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 to be filed with the Securities and Exchange Commission (the “SEC”).

Item 1.02.	Termination of a Material Definitive Agreement.

As set forth above, on August 29, 2017, the Company terminated its previously existing credit agreement and facility and replaced it with the Term Loan Agreement and the ABL Credit Agreement. The terminated facility was under the Amended and Restated Credit Agreement, dated as of January 2, 2014, by and among the Company, as borrower, and Wells Fargo Bank, National Association, as issuing lender and administrative agent for other lenders (the “Original Credit Agreement”). This Original Credit Agreement was subsequently amended five times by (i) the First Amendment to Restated Credit Agreement dated as of August 6, 2015, (ii) Second Amendment to Restated Credit Agreement dated as of September 30, 2015, (iii) Third Amendment to Restated Credit Agreement dated as of May 12, 2016, (iv) Fourth Amendment to Restated Credit Agreement dated as of August 15, 2016, and (v) Fifth Amendment to Amended and Restated Credit Agreement dated as of November 28, 2016. A description of the material terms of these terminated agreements can be found under Item 7 of the Company’s most recent Annual Report on Form 10-K (filed with the SEC on March 31, 2017) under the heading “Credit Facility”, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

August 29, 2017	By:	/s/ Kent Yee
Kent Yee
Senior Vice President/Chief Financial Officer

	By:	/s/ Mac McConnell
Mac McConnell
Senior Vice President/Chief Accounting Officer